UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                     of 1934

       Date of Report (Date of Earliest Event Reported): November 8, 1999

                          CUMBERLAND TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                     FLORIDA
                 (State or other jurisdiction of incorporation)

                  0-19727                              59-3094503
            (Commission File No.)            (I.R.S.Employer Identification No.)

                4311 West Waters Avenue, Suite 501 Tampa, Florida
                     (Address of Principal Executive Office)

                                      33614
                                   (Zip code)

                                 (813) 885-2112
              (Registrant's Telephone Number, Including Area Code)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      At a meeting held on November 8, 1999, the Board of Directors of the Company approved the engagement of Giunta, Ferlita & Walsh, P.A. as its independent auditors for the fiscal year ending December 31, 1999 to replace the firm of Ernst & Young LLP, who were dismissed as auditors of the Company effective November 9, 1999. The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1998 and 1997, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst of Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, State of Florida, on November 9, 1999.

                                         CUMBERLAND TECHNOLOGIES, INC.

Date:  November 12, 1999                 By:  /s/:  Joseph M. Williams
                                         -----------------------------
                                         Joseph M. Williams
                                         President and Chief Executive Officer

Date:  November 12, 1999                 By:  /s/  Carol S. Black
                                         ------------------------
                                         Carol S. Black
                                         Secretary and Chief Financial Officer